UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

Torchlight Energy Resources, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in our current report filed on November 25, 2019, on November 21, 2019 we received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market advising us that the staff had determined that we no longer meet the requirement of Listing Rule 5550(a)(2) which requires us to maintain a minimum bid price of $1 per share. Although we did not regain compliance by the August 3, 2020 deadline, on August 4, 2020 Nasdaq notified us that it has granted us an additional 180 calendar days, or until February 1, 2021, to regain compliance. Our eligibility for the extension was based on us meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this additional time period the closing bid price of our common stock is at least $1 per share for a minimum of 10 consecutive business days, we will regain compliance and this matter will be closed. If we choose to regain compliance by implementing a reverse stock split, under Nasdaq rules we must complete the split no later than ten business days prior to February 1, 2021 in order to timely regain compliance.

Our press release announcing the extension is attached to this current report as Exhibits 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Torchlight Energy Resources, Inc., dated August 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: August 4, 2020	By: /s/ John A. Brda
John A. Brda
President

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